UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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PDC ENERGY, INC.
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May 17, 2019

PDC Energy Mails Letter to Shareholders

Urges Shareholders to Vote “FOR” All Three of Company’s Nominees on the WHITE Proxy Card

Highlights Proven Track Record of Operational Excellence;
Addresses Kimmeridge’s Inaccurate, Misleading, and Disingenuous Claims

DENVER, May 17, 2019 — PDC Energy, Inc. (“PDC” or the “Company”) (Nasdaq: PDCE) today mailed a letter to shareholders in connection with its 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”), scheduled for May 29, 2019. PDC shareholders of record as of the close of business on April 1, 2019 will be entitled to vote at the 2019 Annual Meeting.

Highlights of the letter include:

•                  PDC has a proven track record of operational excellence that Kimmeridge has consistently ignored or mischaracterized;

•                  Kimmeridge has purposefully downplayed that PDC is the best-in-class operator in the Core Wattenberg, which accounts for more than 75% of the Company’s production and proved reserves;

•                  PDC’s G&A level is consistent with its peer group, notwithstanding Kimmeridge’s assertions to the contrary;

•                  Kimmeridge has failed to present actionable ideas to create long-term, sustainable value for shareholders;

•                  Leading independent proxy advisory firm Glass Lewis agrees that PDC shareholders should support the PDC slate of directors and reject Kimmeridge’s nominees; and

•                  PDC is successfully executing a winning strategy to capitalize on the Company’s high-quality assets to deliver superior returns for investors.

The Company’s letter to shareholders can be found at www.votewhiteforPDC.com/letters. Additional materials regarding the Board’s recommendation for the 2019 Annual Meeting can be found at www.votewhiteforPDC.com.

EVERY SHAREHOLDER’S VOTE IS EXTREMELY IMPORTANT,

NO MATTER HOW MANY SHARES ARE OWNED.

Shareholders who have questions or require any assistance voting their shares should contact PDC Energy’s proxy solicitor:

MacKenzie Partners, Inc.

Stockholders may call toll-free: (800) 322-2885

Banks and Brokers may call collect: (212) 929-5500

Email: proxy@mackenziepartners.com

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs, with operations in the Wattenberg Field in Colorado and the Delaware Basin in Reeves and Culberson Counties, Texas. PDC’s operations are focused in the horizontal Niobrara and Codell plays in the Wattenberg Field and in the Wolfcamp zones in the Delaware Basin.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”), Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995 regarding our business, strategy, the 2019 Annual Meeting, and potential nominees for the board of directors. All statements other than statements of historical fact included in and incorporated by reference into this report are “forward-looking statements.” Words such as expect, anticipate, intend, plan, believe, seek, estimate and similar expressions or variations of such words are intended to identify forward-looking statements herein. Although forward-looking statements contained in this press release reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty.

Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under the heading “Risk Factors,” made in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2019, and other filings with the SEC for further information on risks and uncertainties that could affect our business, financial condition, results of operations and prospects, which are incorporated by this reference as though fully set forth herein. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this press release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

ADDITIONAL INFORMATION

PDC has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for the 2019 Annual Meeting. PDC SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by PDC with the SEC without charge from the SEC’s website at www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from PDC’s website at http://investor.pdce.com/sec-filings.

CERTAIN INFORMATION REGARDING PARTICIPANTS

PDC, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from PDC’s shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts:

Investors

Michael Edwards

Senior Director Investor Relations

303-860-5820

michael.edwards@pdce.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Andrew Siegel

212-355-4449

Dear Fellow Shareholder: PDC Energy, Inc. (“we”, “us”, “our” or the “Company”) filed a presentation on May 13, 2019 to address the many inaccurate, misleading, and disingenuous claims that Kimmeridge Energy Management Company, LLC has continually made regarding the Company and its operational performance. We believe that investors and analysts’ unwillingness to embrace Kimmeridge’s extreme proposals for G&A cuts and inadvisable dividends, and Kimmeridge’s self-interested agenda, has forced Kimmeridge to engage in increasingly misleading and ever-changing attacks on the Company’s leadership, operational and financial performance. It is time to set the record straight and present the facts regarding PDC, in contrast to the fiction advanced by Kimmeridge. Representatives of PDC’s Board of Directors (the “Board” or “your Board”) and management team have been engaging with shareholders regarding the Company’s strong performance to counter Kimmeridge’s disinformation campaign. You — the shareholders of PDC — face an important decision regarding the future of your Company and the value of your investment at the Company’s upcoming Annual Meeting of Stockholders (the “2019 Annual Meeting”). Your vote is very important, and we want you to have accurate and reliable information on which to base your decision. Vote the Enclosed WHITE Proxy Card Today “FOR” All Three of PDC Energy’s Highly Qualified Director Nominees

FACT PDC's Track Record of Operational Excellence is a Powerful Differentiator and is Consistently Ignored by Kimmeridge

PDC is **THE** best-in-class operator in the Core Wattenberg (a fact that Kimmeridge has purposefully downplayed in its communications), which accounts for more than 75% of the Company's production and proved reserves. Your Board and senior management team — who have over 100 years of cumulative operational experience — have made strategic investments in technology and innovation to drive consistent and material improvements in drilling and completion costs and help strengthen well-level returns. PDC is among the lowest cost producers in Colorado, and our Core Wattenberg position generates substantial free cash flow for potential debt reduction, return of capital to shareholders or reinvestment in high rate of return drilling. In addition to confusing well productivity and operational quality with overall economics (by using an atypical 20:1 gas to oil conversion ratio), Kimmeridge's most recent misleading attack on PDC's Wattenberg performance includes wells from operators — EOG Resources and ConocoPhillips — who either operate outside of the Wattenberg Field (EOG) or who drilled and produced only 33 wells after June 1, 2017 (ConocoPhillips), compared to more than 200 wells drilled and produced by PDC in the sample. Kimmeridge's own analysis also shows that PDC compares very favorably to SRC Energy, which Kimmeridge regularly refers to as PDC's closest offset operator in the Wattenberg. Conveniently, Kimmeridge also ignores other analysis from the same source that unambiguously points out that PDC has the best returns and generates the most value per acre in the Wattenberg.

INDEPENDENT 3RD PARTY ANALYSIS HIGHLIGHTS PDC'S BEST IN CLASS VALUE-CREATING POSITION IN THE WATTENBERG


Higher Return Development
IRR (%)
120%
100%
80%
60%
40%
20%
0%
PDCE
Superior returns and highest implied acreage value
NBL
APC
SRCI
BCEI
Great Western
HPR
XOG
Cub Creek
Legend
Circle size = well count
0
5,000
10,000
15,000
20,000
25,000
30,000
35,000
40,000
45,000
Developed Acreage Value ($/acre)
Higher Implied Acreage Value

Source: RS Energy Group, 12/4/18

Note: Circle size determined by well count in evaluation period; economic estimates at $60 WTI and $2.75 HH for Niobrara; represents fully bounded Wattenberg wells drilled in the Niobrara from January 2017 until April 2018; valuation excludes Codell; all estimates are calculated using an average royalty rate of 18%; Higher Implied Acreage Value based on 10-year development plan

2

FACT: PDC is Capitalizing on its Experience to Drive Steady Improvement in Delaware Basin Execution

We continue to successfully develop our Delaware Basin acreage, which PDC acquired in 2016. By successfully applying our experience in the Wattenberg, we are achieving enhanced operational efficiencies and cost reductions in the Delaware after an initial post-acquisition period focused on maintaining core leasehold, long-term sub-surface investments, addressing certain operational and compliance failings of prior ownership and investing in development plan optimization. Our efforts have resulted in a ~77% improvement in drilling feet per day and a ~40% improvement in average completion costs per foot since 2017. We expect completion costs to continue to trend downward as a result of our modified completion design and use of in-basin sand.

Kimmeridge's only rebuttal to this data is that PDC's well costs have trended higher. However, Kimmeridge fails to mention that (1) steel prices have appreciated due to tariffs, (2) PDC's 1Q 2019 well costs came in ~5% below budget, (3) PDC's well costs are generally in line with operators in the basin, (4) PDC had to make significant investments to bring the operations it acquired from Kimmeridge up to regulatory, industry and PDC standards, and last and most important, (5) operators throughout the Delaware Basin saw material service cost inflation in 2017-2018 due to a significant increase in drilling activity. As shareholders are no doubt aware, service cost inflation in 2018 was real and prevalent throughout the Permian, which other operators have communicated as quoted below[1]:

*"**With oil price increasing, we obviously see service cost go along with that steel tariffs** and all of those that are in place today. So, going forward, absolutely in our budget, **we are taking into account some of the inflationary pressures.**"*

— Diamondback Energy
Q3'2018 Earnings Call,
Michael Hollis (COO)

*"With oil prices up substantially year-to-date, **higher service and equipment costs don't come as a surprise.**"*

— Parsley Energy
Q2'2018 Earnings Call,
Ryan Dalton (CFO)

*"With the rig count that you got today, **there's definitely cost inflation pressure**. It's driven by labor. Labor is certainly a challenge for the service industry, and so that will drive inflationary pressure over time."*

— Concho Resources
Q1'18 Earnings Call,
William Giraud (EVP)

Notwithstanding Kimmeridge's assertions to the contrary, actual disclosed data shows that our well costs (on a dollar per foot basis) are consistent with other Delaware operators (based on public disclosures over the past six months):

D&C BENCHMARKING



D&C cost / ft.
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$950
$1,029 1
$1,063
$1,112 2
$1,122
$1,176
$1,200
$1,290
$1,300
$1,400
$1,400 2
$1,580
$1,380
$1,778
$1,556
PE
EOG
APC
FANG
OAS
DVN
HK
PDC
JAG
CPE
LLEX
ROSE 3
MTDR 3

Source: Publicly disclosed D&C costs per foot, sourced from company presentations since November 2018; 1 2019E guidance; 2 Midpoint of guidance; 3 Reflects high and low range of disclosed D&C costs

1 Permission to use quotes neither sought nor obtained

3

PDC Has Significantly Improved Upon Kimmeridge’s Delaware Operations Across the Board In touting the operations it sold to PDC in 2016, Kimmeridge fails to note that it had drilled only a limited number of parent wells with over-capitalized completions, short laterals, and non-optimized flowback techniques, all of which were inappropriate for long-term operations in the Delaware Basin. In contrast, PDC focused on full-field development and maximizing returns per section through increased lateral lengths and investment in midstream infrastructure, thereby significantly improving upon Kimmeridge’s operational performance. Kimmeridge also continues to exaggerate changes to our Delaware Basin inventory count since the time of the acquisition, in addition to contradicting and changing its own analysis. In the Kimmeridge report dated May 6, 2019, it claims that PDC lost 420 locations, while in the Kimmeridge report dated May 14, 2019, the claim is changed to 334 net locations lost. In reality, in January 2017, PDC reported 785 locations totaling approximately 4.1 million net lateral feet. Through year-end 2018, the Company had drilled approximately 65 wells totaling approximately 500,000 net lateral feet and reported an inventory of 365 locations with average lateral length of 7,900 feet – totaling 3.4 million net lateral feet. Simply put, Kimmeridge’s claims of significant value destruction are both wildly inconsistent within their own materials, and fundamentally untrue. PDC’S G&A Levels are Already in Line with Peers As we have already described in prior presentations, PDC’s G&A level for 2019 ($3.00-3.40 per BOE) is entirely consistent with its peer group, when appropriately adjusting for stock based compensation and capitalized G&A (for full cost accounting companies). In contrast, Kimmeridge’s argument that $80 million can be slashed from G&A is based solely on G&A levels of only two specific operators, each of whom is a single-basin company with substantially fewer active well counts than PDC. Even if one were to accept Kimmeridge’s faulty methodology for assessing appropriate G&A levels, Kimmeridge inaccurately calculates potential G&A savings by not including publicly-disclosed capitalized G&A. As we have previously stated, the G&A levels proposed by Kimmeridge are not sustainable for a going concern public company and risk the safety of our employees and the long-term value of our Company. 4 FACT FACT

FACT PDC's PUD Reserve Levels are Entirely Appropriate and are Prepared by Well Respected, Independent, Third Party Engineering Firms

Kimmeridge accuses PDC of being overly aggressive in how we book PUDs using a chart based on a meaningless metric (in this case PUDs as a percentage of total proved reserves). In fact, PDC's PUD bookings is entirely appropriate and within industry norms, as evidenced by its PUD conversion rate (i.e., the rate at which PDC converts PUDs into proved developed reserves) over the past four years – 19%. Moreover, PDC's proved reserves in the Wattenberg and Delaware are independently prepared by Ryder Scott Company L.P. and Netherland, Sewell & Associates, respectively, who are widely recognized to be among the world's most well respected reserves engineering firms and who together prepare or audit the reserves of more than 75% of our 2019 proxy peer group. Kimmeridge's assertions illustrate a fundamental lack of understanding of the proved reserve process undergone by a public E&P company.

PDC'S PUD CONVERSION RATES ARE WELL IN-LINE WITH PEERS


70%
37%
28%
25%
22%
21%
20%
20%
19%
17%
17%
16%
16%
14%
8%
23% peer average
LPI
JAG
OAS
CRZO
MTDR
CDEV
CPE
XEC
PDC
WPX
XOG
QEP
SM
SRCI
PE

Source: Company filings; Note: Chart reflects average PUD conversion rate by peer from 2015-2018

FACT Kimmeridge Has No Real Plan for PDC

In contrast to the clearly articulated plan PDC is executing, Kimmeridge has provided no actual executable plan other than cutting SG&A to dangerous levels, instituting an unsound 4% dividend and participating in M&A transactions with the Company.

Further, many of Kimmeridge's proposals are not new and are either already underway as part of our strategic plan, or are regularly reviewed as part of the Board's ongoing evaluations to ensure we are taking all actions to create value. Kimmeridge knows this, and thus has resorted to misleading attacks on PDC's operational performance in lieu of presenting a realistic plan to create long-term, sustainable value for shareholders. This type of shortsighted and polarizing thinking demonstrates why Kimmeridge's nominees should not be elected to the PDC Board.

5

Leading Independent Proxy Advisory Firm Glass Lewis Agrees That PDC Shareholders Should Reject Kimmeridge’s Nominees Leading independent advisory firm Glass, Lewis & Co., has recommended that PDC Energy shareholders vote “FOR” the three Company directors standing for reelection this year, noting that Kimmeridge has failed to present a compelling case for change at the board level. In its May 15, 2019 report, Glass Lewis indicated it does not believe PDC shareholders will be better served by Kimmeridge’s nominees2: The Glass Lewis report also highlighted Kimmeridge’s inconsistent use of peer sets as part of its ‘muddled’ platform: “...disconcertingly large sections of [Kimmeridge’s] materials are indeed bogged down in self-contradicting perspectives and unusually fluid methodologies which fail to mitigate what we consider to be sound rebuttals from PDC. Concerns with these items compound doubts around the Dissident’s promoted plans — which have, at times, involved objectively aggressive recommendations that often fade into more broadly phrased suggestions — and a slate of alternative candidates very light on scalable industry expertise and public board and executive experience. Thus, we are broadly unconvinced investors would be better served electing any of Kimmeridge’s candidates at this time.” “…we believe the issue substantively begins and ends with reference to Kimmeridge’s side of the battle. This perspective is owed in lesser degree to PDC’s more stable proxy peer set — which, to points raised by [Kimmeridge], has changed to an incremental degree year-over-year — and in much greater degree to what we would characterize as [Kimmeridge’s] rapidly changing and often contradictory arguments around the most suitable benchmarks for PDC. These contradictions show up not only across [Kimmeridge’s] discrete filings over time, but also within the individual filings themselves, indicating a disconcerting inclination to fluidly apply differing standards as a means to punctuate perceived divides.” The Glass Lewis report stated that Kimmeridge’s nominees are not compelling for a company of PDC’s scope and scale: “PDC has, in our view, offered sufficiently compelling counters to push back on the bulk of a dissenting solicitation which has, almost from the start, struggled to assemble consistent themes and methodologies in support of its own overarching narratives. That Kimmeridge has also publicly advanced aggressive capital allocation initiatives and purportedly pushed to finance unspecified M&A activity by the Company hardly helps a case which is also tied to a short slate of nominees we do not consider to be particularly compelling for a firm of PDC’s scope and scale.” The Glass Lewis report concluded that PDC shareholders should vote FOR all PDC Energy’s highly qualified directors, sending a strong message that PDC has the right assets, the right strategy and, importantly, the right team to continue delivering results for shareholders. 2 Permission to use quotes neither sought nor obtained 6 FACT

While Kimmeridge is Misleading PDC Shareholders — PDC’s Leadership Continues to Execute our Operational Plan to Create Shareholder Value PDC is successfully executing on a strategy to capitalize on the Company’s high-quality assets and operational capabilities to deliver superior returns for investors and create long-term value. Kimmeridge’s conduct provides a stark contrast. After advocating for dangerous and misguided ideas — such as recklessly slashing necessary investments, initiating an excessive and unsound dividend and pursuing self-serving opportunities (including M&A transactions) — Kimmeridge has now resorted to presenting flawed and misleading analyses in an effort to mislead shareholders. PDC’s three nominees — PDC’s Chief Executive Officer Barton R. Brookman, and independent directors Mark E. Ellis and Larry F. Mazza — together bring more than 77 years of E&P industry expertise and more than 30 years of Colorado operational experience. In addition to providing false information regarding our operations, Kimmeridge has nominated candidates who bring no significant public company board experience, no large-scale oil and gas operating and technical expertise, no Colorado regulatory experience and, in the case of Mr. Dell, potential conflicts and independence issues. This clear lack of relevant experience is evidenced by Kimmeridge’s value destructive and ever-changing demands. We urge you to reject Kimmeridge’s self-serving campaign and protect the value of your investment. Please use the enclosed WHITE proxy card to vote “FOR” your Board’s nominees or by telephone or internet. Simply discard any Gold proxy card that you may receive from Kimmeridge. Your Vote Is Extremely Important Regardless of How Many Shares You Own! Vote The WHITE Proxy Card Today “FOR” Bart Brookman, Mark Ellis, and Larry Mazza as Unanimously Recommended by Your Board If you have any questions about how to vote your shares, or need additional assistance, please contact our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at (212) 929-5500 or via email to proxy@mackenziepartners.com. On behalf of your Board, we thank you for your continued support. Sincerely, Jeffrey C. Swoveland Non-Executive Chairman of the PDC Energy Board 7 FACT

the Company’s proxy solicitor Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical fact included in this letter are “forward-looking statements.” Words such as expect, anticipate, intend, plan, believe, seek, estimate, schedule and similar expressions or variations of such words are intended to identify forward-looking statements herein. Forward-looking statements include, among other things, statements regarding future: production, costs and cash flows, growth opportunities, commodity prices and differentials and capital expenditures, projects and returns, including that cash flows from operations will exceed expected capital investments in crude oil and natural gas properties in 2019 and 2020. The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this letter reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Throughout this presentation or accompanying materials, we may use the term “projection”, “outlook” or similar terms or expressions, or indicate that we have “modeled” certain future scenarios. We typically use these terms to indicate our current thoughts on possible outcomes relating to our business or the industry in periods beyond the current fiscal year. Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty. Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under Item 1A, Risk Factors, made in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”) for further information on risks and uncertainties that could affect our business, financial condition, results of operations and cash flows. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this letter or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement. ADDITIONAL INFORMATION PDC has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). PDC SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by PDC with the SEC without charge from the SEC’s website at www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents from PDC’s website at http://investor.pdce.com/sec-filings. CERTAIN INFORMATION REGARDING PARTICIPANTS PDC, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from PDC’s shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above. THIRD PARTY INFORMATION Certain information contained herein reflects the views of third parties as reflected in publicly available documents. Such information is included herein for illustrative purposes and does not necessarily reflect the views of PDC. PROTECT THE VALUE OF YOUR INVESTMENT — VOTE THE WHITE PROXY CARD TODAY If you have any questions or require any assistance with voting your shares, please contact Call Collect: 212.929.5500 listed below: Toll-Free: 800.322.2885 Email: proxy@mackenziepartners.com